FIRST AMENDMENT
TO THE TRANE INC. SUPPLEMENTAL SAVINGS PLAN
(As Amended and Restated through January 1, 2009)

WHEREAS, effective January 1, 2010, eligible employees of Trane U.S. Inc. will participate in the non-qualified defined contribution plan of Ingersoll-Rand Company in lieu of ongoing participation in the Trane Inc. Supplemental Savings Plan (the "Plan"); and

WHEREAS, Trane Inc. (the "Company") desires to amend the Plan to cease contributions effective with Plan year 2010 and to provide that, effective January 1, 2010, all distributions from the Stock Account shall be in cash;

NOW THEREFORE, the Plan is hereby amended as set forth below:

1.    Effective with the calendar year beginning January 1, 2010, no further awards shall be made under the Plan (other than awards made in 2010 with respect to calendar year 2009).

2.    Effective January 1,2010, all distributions under Section 10 from the Stock Account shall be made in cash, based on the Fair Market Value of the Shares as of the last business day of the month preceding the date of distribution

3.    Except as specifically set forth herein, all other terms of the Plan shall remain in full force and effective and are hereby ratified in all respects.

IN WITNESS WHEREOF, the Company has had its duly authorized representative sign this Amendment as of January 1,2010

TRANE INC.
By:	/s/ Barbara A. Santoro
Name:	Barbara A. Santoro
Title:	Vice President & Secretary